UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 21, 2023

PRA Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50058	75-3078675
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Corporate Boulevard, Norfolk, Virginia	23502
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 888-772-7326

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	PRAA	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 21, 2023, Peter M. Graham, Executive Vice President and Chief Financial Officer of PRA Group, Inc. (the “Company”), notified the Company’s Board of Directors (the “Board”) of his decision to resign from the Company, effective September 15, 2023, to pursue another employment opportunity. Mr. Graham’s decision to resign from the Company was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On August 23, 2023, the Board appointed Rakesh Sehgal to succeed Mr. Graham as the Company’s Executive Vice President and Chief Financial Officer, effective September 15, 2023.

Mr. Sehgal, age 51, has served as the Company’s Head of Corporate Development since May 2022. From 2013 through March 2022, Mr. Sehgal held various positions of increasing responsibility with General Electric and GE Capital, including Managing Director, Corporate Development in the mergers and acquisitions group. Prior to his nine years with General Electric and GE Capital, Mr. Sehgal was at Barclays Capital and Lehman Brothers in the investment banking group, where he advised specialty finance and other companies on mergers and acquisitions and leveraged finance transactions from 2003 to 2013.

There are no arrangements or understandings between Mr. Sehgal and any other persons pursuant to which he was selected as Executive Vice President and Chief Financial Officer. There are no family relationships between Mr. Sehgal and any director or executive officer of the Company, and Mr. Sehgal has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Sehgal’s appointment as the Company’s Executive Vice President and Chief Financial Officer, the Board approved the following compensation for Mr. Sehgal: (1) an annual base salary of $500,000 along with other perquisites and benefits provided to Company employees, (2) an additional 2023 long-term incentive award of restricted stock units valued at $175,000, which will vest ratably over a three-year period beginning with the first anniversary of the grant date and (3) eligibility to receive an annual bonus in accordance with the Company’s Annual Bonus Plan with a target opportunity of $500,000.

The Company’s Annual Bonus Plan and other executive compensation programs are described in further detail in the “Compensation Discussion and Analysis” section of the Company’s proxy statement for its 2023 Annual Meeting of Stockholders (filed with the Securities and Exchange Commission on May 1, 2023), which discussion is incorporated into this Item 5.02 by reference.

Item 7.01	Regulation FD Disclosure.

On August 24, 2023, the Company issued a press release announcing the Chief Financial Officer transition discussed in Item 5.02 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

None of the information furnished in Item 7.01 or Exhibit 99.1 of this Current Report on Form 8-K shall be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that Section. Unless expressly set forth by specific reference in such filings, none of the information furnished in this Current Report on Form 8-K shall be incorporated by reference in any filing under the Securities Act of 1933, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated August 24, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRA GROUP, INC.

Date: August 24, 2023	By:	/s/ Peter M. Graham
Peter M. Graham
Executive Vice President and Chief Financial Officer